EXHIBIT 23.1

Consent of independent auditors

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-4) and related Prospectus of William Lyon Homes and William Lyon Homes, Inc. and to the incorporation by reference therein of our report dated February 13, 2004, with respect to the consolidated financial statements of William Lyon Homes included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Irvine, California

April 20, 2004